EXHIBIT 10.4

Applied BioSciences Corp.

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

November 29, 2018

Triton Funds LP

1262 Prospect Street

La Jolla, California 92037

Re: Amendment No 1. to Common Stock Purchase Agreement

Applied Biosciences Corp., a Nevada corporation (the “Company”) and Triton Funds LP, a Delaware limited partnership (“Triton”), hereby agree to amend (the “Amendment”) that certain Common Stock Purchase Agreement (the “Agreement”), dated October 15, 2018, by and between the Company and Triton as follows:

1.	The text which states, “One Million Dollars ($1,000,000)” in the recital on the fifth line from the bottom of page one is replaced in its entirely with the following text: “One Million Three Hundred Thirty-three Thousand and Thirty-three Dollars ($1,333,333).”

2.	The text which states, “One Million Dollars ($1,000,000)” in the line next to the term “Commitment Amount” on the fifth line from the bottom of page one is replaced in its entirely with the following text: “One Million Three Hundred Thirty-three Thousand and Thirty-three Dollars ($1,333,333).”

All defined terms used herein shall have the meaning assigned to them in the Agreement unless otherwise defined herein, and all of the terms of the Agreement shall continue to apply unless as amended hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein. The Agreement and this Amendment, and the exhibits and schedules delivered pursuant to the Agreement contain all of the terms and conditions agreed upon by the Company and Triton relating to the subject matter of the Agreement.

The parties have executed this Amendment as of the date first written above.

APPLIED BIOSCIENCES CORP.		TRITON FUNDS LP

By:	/s/ Chris Bridges	By:	/s/ Tyler Hofmann
Name:	Chris Bridges	Name:	Tyler Hofmann
Title:	President	Title:	Authorized Signatory